UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check all boxes that apply:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(b)(i)(1) and 0-11

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AMERICAN AXLE & MANUFACTURING HOLDINGS INC. SHAREHOLDER OUTREACH SPRING 2025 Spring 2025

Forward-Looking Statements 2 In this presentation, American Axle & Manufacturing Holdings, Inc. (“AAM”) makes statements concerning its and Dowlais’ expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to the ability of AAM and Dowlais to consummate AAM’s business combination with Dowlais (the “Business Combination”) in a timely manner or at all; future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects and business; and management strategies and the expansion and growth of AAM’s and the combined company’s operations. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect AAM’s or the combined company’s future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward- looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties related to AAM include factors detailed in the reports AAM files with the United States Securities and Exchange Commission (the “SEC”), including those described under “Risk Factors” in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. AAM expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its or Dowlais’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Information This presentation refers to certain financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, and Operational Cash Flow that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented to provide additional useful measurements to review AAM’s operations, provide transparency to investors and enable period-to-period comparability of financial performance. These non-GAAP measures should not be considered a substitute for any GAAP measure. Additionally non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Outreach Topics • AXL Overview and Current Business Profile • Corporate Governance and Executive Compensation • Shareholder Feedback and Q&A 3

AAM is a Leading Global Driveline Supplier 4 Global leader in design, engineering and manufacturing of automotive propulsion systems and technologies to support electric, hybrid and ICE vehicles $6.1B 2024 Sales ~21,000 Employees1 16 Countries Over 75 Locations 11 Engineering and Tech Centers Metal Forming 31% Driveline 69% Ford 13% Other 32% GM 42% Stellantis 13% North America 73% Europe 15% Asia 10% South America 3% 2024 Sales By Geography22024 Sales By Customer2024 Sales By Business Unit (1) Includes temporary and JV associates as of 12/31/24; (2) May not sum to 100% due to rounding

2024 Financial Performance See appendix for Non-GAAP definitions and reconciliations. 2023 Financial Results 2024 Financial Results Sales $6.08 billion $6.12 billion Adj. EBITDA Margin 11.4% 12.2% Adj. Free Cash Flow $219 million $230 million Our full year financial results reflect solid profit and adjusted free cash flow performance, primarily a result of: ▪ Focused cost discipline ▪ Business optimization actions ▪ Strong operating cash generation 5

AAM Long-Term Value Creation Diversification • Balanced mix of customers and geography. • Expand our product portfolio, driving opportunities with new OEMs and regions. • Agnostic to propulsion market changes. Sales • Grow above market by leveraging scale and technology. • Protect and extend the core business. • Electrification will further drive expansion into new segments. • Offer a compelling value proposition to customers. Financials • Leverage AAM’s Operating Systems to drive top tier EBITDA margin and cash flow generation. • Enhance balance sheet strength. Long-Term Focus • Become a leader in electric propulsion technology. • Increase size and scale through organic and inorganic growth. • Effective deployment of capital. 6

Compelling Strategic Combination (announced on January 29, 2025) 7 Creates a leading global driveline and metal forming supplier with significant size and scale More diversified customer base with expanded and balanced geographic presence High margins with strong earnings accretion, cash flow and balance sheet Compelling industrial logic with ~$300M of synergies Creates More Robust Business Model That Accelerates Growth And Value Creation For All Stakeholders Comprehensive powertrain agnostic product portfolio with leading technology +

Corporate Governance and Compensation Highlights

Independent and Engaged Board 40% Board Diversity (3 Women and 1 Black) 9 * Elizabeth Chappell and John Smith will retire from the Board effective as of the annual meeting date. The Board independence, composition, skills and qualifications information stated above reflects these retirements.

Compensation Linked To Strategic Business Objectives AAM’s compensation philosophy supports our business strategy and performance, aligns with shareholder interests and pays competitively. Our compensation programs are designed to balance short-term performance and long-term growth. A significant portion of CEO and other NEO pay is performance-based and at risk. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure they are challenging stretch goals that drive performance while mitigating risk. In 2024 we increased weighting of the performance-based cash flow metric of the annual incentive program by 10% (to 50% from 40%) to emphasize the importance of strong cash flow performance. Note: For definitions of Adjusted EBITDA, EBITDA (refers to adjusted EBITDA margin under Annual Incentive Plan), Adjusted Free Cash Flow, Operational Cash Flow and Non-GAAP reconciliations, please see the attached appendix. 10

Compensation to Align with Shareholder Interests 11 Foundational Practices to Support Shareholder Value Incentive metrics linked to our strategic business objectives Robust shareholder engagement program TSR metric included in our long-term incentive program Stock ownership requirements No discretionary incentive payments Clawback policies • Redesigned annual proxy statement and enhanced disclosures for better understanding and transparency • Reduced executive retirement benefits by freezing legacy retirement plan and adopted a plan more aligned with market practices • Allocated 20% of annual incentive program to the achievement of strategic priorities, including ESG/sustainability initiatives • Salary reductions of 30% for executive officers and a 40% reduction in fees for nonemployee directors in response to COVID-19 • Increased the emphasis on ESG/sustainability objectives by specifically allocating 10% of our annual incentive program to the achievement of ESG/sustainability objectives • Increased performance-based portion of LTI awards to 60% from 50% in 2022 • Eliminated unvested performance shares from counting toward stock ownership requirements 2018 2020 2022 2023 Continual Enhancement to Compensation to Strengthen Alignment With Shareholder Value • Increased weighting of the performance-based cash flow metric of the annual incentive program to 50% from 40% to further emphasize the importance of strong cash flow performance 2024

2024 Annual Incentive Compensation

Financial Measures	Weighting	Threshold (Payout 0%)	Target (Payout 100%)	Maximum (Payout 200%)	2024 Actual Performance	% of Target Earned	2024 Actual Payout
EBITDA Margin	40%	10.00%	12.00%	13.75%	12.2%	113%	**45%** ✓
Operational Cash Flow	50%	$400 million	$500 million	$625 million	$505 million	104%	**52%** ✓

Adjusted EBITDA Margin

- Delivered one of the highest EBITDA margins among our competitor peer group


12.2%
10.6%
2024
AXL
Group

Competitor peer group average comprises ADNT, ALV, AXL, BWA, CPS, DAN, GTX, LEA and MGA

Operating Cash Flow Margin

- Delivered top tier operating cash flow margin among our competitor peer group


8.2%
7.1%
2024
AXL
Group

Competitor peer group average comprises ADNT, ALV, AXL, BWA, CPS, DAN, GTX, LEA and MGA

	Achievements
Sustainability Measures **(actual payout: 20%)** ✓	• Increased our Ecovadis score to the 95th percentile. • U.S. renewable energy sourcing of 100% in 2024, one year ahead of our goal. • Maintained "green" status on all customer supplier diversity scorecards. • Recognized for several awards including two Newsweek awards, Greatest Workplaces for Diversity and Greatest Workplaces for Women. • Continued to increase diversity sourcing spend by over 7% to over $300 million.

Total Cumulative Actual Payout 117% of Target

Note: For definitions of Adjusted EBITDA, EBITDA (refers to adjusted EBITDA margin under Annual Incentive Plan), Adjusted Free Cash Flow, Operational Cash Flow and Non-GAAP reconciliations, please see the attached appendix.

12

2022 Performance Awards 13 Adjusted Free Cash Flow: Over $789.7 million Reduce debt (nearly $500 million) Invest in our product portfolio to meet multiple propulsion trends Completed multiple strategic initiatives Maintain liquidity during industry challenges Note: For definition of Adjusted Free Cash Flow and Non-GAAP reconciliations, please see the attached appendix. Delivered strong 3-yr free cash flow while navigating: - Significant production volatility - High inflationary environment • Performance earned to target: 111% • Realized pay to target: 70% • Realized pay of the award aligned with shareholder interests

Question and Answer

Appendix / Supplemental Data

Additional Disclosures 16 Additional Information This presentation may be deemed to be solicitation material in respect of the Business Combination, including the issuance of AAM’s shares of common stock in respect of the Business Combination. In connection with the foregoing proposed issuance of AAM’s shares of common stock, AAM expects to file a proxy statement on Schedule 14A (together with any amendments and supplements thereto, the “Proxy Statement”) with the SEC. To the extent the Business Combination is effected as a scheme of arrangement under English law, the issuance of AAM’s shares of common stock in connection with the Business Combination would not be expected to require registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that AAM exercises its right to elect to implement the Business Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Business Combination in a manner that is not exempt from the registration requirements of the Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the AAM’s shares that would be issued in the Business Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at https://www.aam.com/investors. Participants in the Solicitation AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s shareholders in respect of the Business Combination, including the proposed issuance of AAM’s shares of common stock in connection with the Business Combination. Information regarding AAM’s directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 14, 2025, the definitive proxy statement on Schedule 14A for AAM’s 2024 annual meeting of stockholders, which was filed with the SEC on March 21, 2024, and the definitive proxy statement on Schedule 14A for AAM’s 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC's website at www.sec.gov and AAM’s website at https://www.aam.com/investors. No Offer or Solicitation This presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any jurisdiction.

Additional Disclosures 17 Quantified Financial Benefits Statement This presentation contains statements of estimated cost savings and synergies arising from the Business Combination (together, the “Quantified Financial Benefits Statements”). Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statements may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statements, or this presentation generally, should be construed as a profit forecast or interpreted to mean that the combined company’s earnings in the first full year following the date on which the Combination becomes effective, or in any subsequent period, would necessarily match or be greater than or be less than those of AAM or Dowlais for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the UK Takeover Code, the Quantified Financial Benefits Statements contained in this presentation is the responsibility of AAM and the AAM Directors. A copy of the Qualified Financial Benefits Statements, the basis of belief, principal assumptions and sources of information in respect of any quantified financial benefits statement are set out in appendix 6 of the Rule 2.7 announcement made by AAM and Dowlais on January 29, 2025. Publication on website A copy of this presentation will be made available (subject to certain disclaimers) on AAM’s website (at https://www.aam.com/investors) by no later than noon London time on the business day following the date of this presentation. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this presentation.

Reconciliation of Non-GAAP Measures 18 In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this presentation, we have provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the following slides. Certain of the forward-looking financial measures included in this presentation are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP has been provided. The amounts in these reconciliations are based on our current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Supplemental Data* 19 *Please refer to definition of Non-GAAP measures. 2024 Annual Incentive Performance Metrics EBITDA Margin (in millions) 2024 2023 Net income (loss) 35.0$ (33.6)$ Interest expense 186.0 201.7 Income tax expense 27.8 9.1 Depreciation and amortization 469.7 487.2 EBITDA 718.5$ 664.4$ Restructuring and acquisition-related costs 18.0 25.2 Debt refinancing and redemption costs 0.6 1.3 Impairment charge 12.0 - Loss (gain) on equity securities 0.1 1.1 Pension curtailment and settlement charges - 1.3 Adjusted EBITDA 749.2$ 693.3$ Net Sales 6,124.9$ 6,079.5$ Adjusted EBITDA Margin 12.2% 11.4% Twelve Months Ended December 31

Supplemental Data* 20 *Please refer to definition of Non-GAAP measures. (1) For purposes of calculating performance under the 2018 Omnibus Incentive Plan, an adjustment, as permitted by the Plan, was made to Adjusted Free Cash Flow for the year ended December 31, 2023. This adjustment offsets the unfavorable impact of the UAW Work Stoppage that occurred in the last half of the 36-month performance period of the 2022 awards. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control. Twelve Months Ended December 31, 2024 2023 2022 Free Cash Flow and Adjusted Free Cash Flow: Net cash provided by operating activities 455.4$ 396.1$ 448.9$ Purchases of property, plant and equipment (248.0) (194.6) (171.4) Proceeds from sale of property, plant and equipment and from government grants 6.0 0.9 4.7 Free Cash Flow 213.4$ 202.4$ 282.2$ Restructuring and acquisition-related costs 16.9 16.6 30.8 Adjustments under Long-Term Incentive Plan: Impact of UAW Work Stoppages (1) - 27.4 - Adjusted Free Cash Flow 230.3$ 246.4$ 313.0$ Three-year cumulative adjusted Free Cash Flow 789.7$

Supplemental Data* 21 *Please refer to definition of Non-GAAP measures. Twelve Months Ended December 31, Operational Cash Flow: 2024 (in millions) Adjusted EBITDA 749.2$ Purchase of property, plant and equipment (248.0) Proceeds from sale of property, plant and equipment 4.0 Operational Cash Flow 505.2$

Definition of Non-GAAP Measures 22 EBITDA and Adjusted EBITDA We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA and Adjusted EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. We also use Segment Adjusted EBITDA as the measure of earnings to assess the performance of each segment and determine the resources to be allocated to the segments. EBITDA and Adjusted EBITDA are also key metrics used in our calculation of incentive compensation. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently. Free Cash Flow and Adjusted Free Cash Flow We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs and cash payments related to the Malvern fire, including payments for capital expenditures, net of recoveries. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently. Operational Cash Flow We define operational cash flow to be Adjusted EBITDA less purchase of property, plant and equipment plus proceeds from sales of property, plant, and equipment. Operational cash flow was selected to focus management on our annual cash flow target achievement to reduce debt and on the capital intensity of our business profile.